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                                                                    Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-4 of Newtek Capital, Inc. of our report dated March 17, 2000 relating to the financial statements of Newtek Capital, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP


New York, New York
August 10, 2000